UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2017 (June 20, 2017)

HANCOCK FABRICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9482	64-0740905
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P.O. Box 4440

Tupelo, Mississippi 38803

(Address of Principal Executive Offices)

(662) 365-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐	Emerging growth company

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01.     Other Events.

As previously disclosed, on February 2, 2016, Hancock Fabrics, Inc. (the “Company”) filed a voluntary petition for relief under chapter 11 of title 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (administered under Case No. 16-10296). On June 20, 2017, the Bankruptcy Court entered an order (the “Order”) confirming the Company’s Second Amended Joint Chapter 11 Plan of Liquidation [Docket No. 1694] (the “Plan”). As part of the Plan, the Board of Directors of the Company will be reconstituted on the effective date of the Plan and will consist of Meta Advisors, LLC, the Responsible Person (as defined in the Plan) appointed by the Bankruptcy Court. A copy of the Order to which the Plan is attached is filed hereto as Exhibit 99.1.

The Order is also publicly available and may be accessed on the Internet at http://pacer.psc.uscourts.gov or www.kccllc.net/hancockfabrics.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	99.1	Order dated June 20, 2017 confirming the Company’s Second Amended Joint Chapter 11 Plan of Liquidation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANCOCK FABRICS, INC.

Dated: June 21, 2017	By:	/s/ Rebecca I. Flick
	Name:	Rebecca I. Flick
	Title:	Executive Vice President and Chief Financial Officer